VEREIT

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2015 VEREIT Investor Day Webcast
Thursday, September 10, 2015
8:00 AM ET
Listen to Webcast
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Webcast
VEREIT Second Quarter 2015 Earnings and Business Update Webcast
Thursday, August 6, 2015

Second Quarter 2015 Supplemental Information

VEREIT^{TM} is a leading, full-service real estate operating company with investment management capability. VEREIT owns and actively manages a diversified portfolio of retail, restaurant, office and industrial real estate assets with a total asset book value of $19.2 billion including approximately 4,645 properties totaling 101.8 million square feet. Additionally, VEREIT manages $6.3 billion of gross real estate investments on behalf of the Cole Capital® non-traded REITs. VEREIT is a publicly traded Maryland corporation.

Please visit the company's **Portfolio** page for more information on the property portfolio.



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Price ($)
10/14
1/15
4/15
7/15
VER (-38.15%)



250,000,000
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150,000,000
100,000,000
50,000,000
Shares
10/14
1/15
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VER Volume

Period: One Year

Recent Downloads

- September 2014 Investor Presentation
- American Realty Capital Properties Q2 Earnings Call Presentation
- Six-Month Update: On The Road to Long-Term Value Creation
- ARCP REITWeek 2014 Investor Presentation
- Revised ARCP/Cole Merger Presentation
- Rating Action: Moody's

Stock Quote

Trading Symbol	VER
Exchange	NYSE
Market Value ($M)	7,212.22
Market Summary	$7.97
Change	$(0.17)
Percent Change	(2.10) %
Volume	3,182,009

As of September 1, 2015 2:52 PM
20 minute delay.

Upcoming Events

September 29, 2015
Annual Shareholder Meeting

News Releases

August 6, 2015
VEREIT™ Announces Second Quarter 2015 Operating Results

July 31, 2015
VEREIT™ to Begin Trading on New York Stock Exchange

July 28, 2015
VEREIT™ New Corporate Name for American Realty Capital Properties

Contact Information

(800)-606-3610

2325 East Camelback Road
Suite 1100
Phoenix, AZ 85016
(602) 778-6000

5 Bryant Park
23rd Floor
New York, NY 10018
(212) 413-9100

Investor Relations
(877) 405-2653
investorrelations@VEREIT.com

Transfer Agent
Computershare
P.O. Box 43078
Providence, RI 02940

By overnight delivery:
Computershare
250 Royall Street
Canton, MA 02021

Telephone inquiries
TFN - 800-736-3001 (US, Canada, Puerto Rico)
TN - 781-575-3100 (non-US)

Email
web.queries@computershare.com